EXHIBIT77D

Columbia Funds Series Trust I - Semi-Annual N-SAR report for the period ending 2/28/13

Columbia Balanced Fund
Columbia Contrarian Core Fund
Columbia Emerging Markets Fund
Columbia Energy and Natural Resources Fund
Columbia Greater China Fund
Columbia Mid Cap Growth Fund
Columbia Select Small Cap Fund
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Global Dividend Opportunity Fund
Columbia Technology Fund
Columbia Value and Restructuring Fund
Active Portfolios(r) Multi-Manager Core Plus Bond Fund
Active Portfolios(r) Multi-Manager Small Cap Equity Fund
Active Portfolios(r) Multi-Manager Alternative Strategies Fund
(the "Funds")

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Item 77D/77Q1(b) - Policies with Respect to Securities Investments:
On December 21, 2012, a Form Type 485(b), Accession No. 0001193125-12-512500, an amendment to the registration statement of Columbia Funds Series Trust I, was filed with the SEC. This is hereby incorporated by reference as part of the response to Items 77D and 77Q1(b) of Form N-SAR. The amended registration statement disclosed, among other things, certain changes that were made to the principal investment strategies of Columbia Contrarian Core Fund and Columbia Mid Cap Growth Fund.